Exhibit 10.26

SECOND AMENDMENT

TO THE INGERSOLL-RAND COMPANY

ESTATE ENHANCEMENT PROGRAM

WHEREAS, Ingersoll-Rand Company, a New Jersey corporation, adopted the Ingersoll-Rand Company Estate Enhancement Program (the “Plan”) which was originally effective on September 2, 1997, and subsequently amended and restated effective 1998; and

WHEREAS, effective July 1, 2009, a corporate reorganization was effected pursuant to arrangements under Bermuda law which will result in a new parent company, Ingersoll-Rand plc (“IR plc”) (“Irish Reorganization”); and

WHEREAS, Ingersoll-Rand Company preserved the right at any time and from time to time to amend the Plan in accordance with Section 16.01 of the Plan; and

WHEREAS, Ingersoll-Rand Company desires to amend the Plan to reflect that the Irish Reorganization shall not be deemed a “Change in Control” for purposes of the Plan and that on and after the effective date of the Irish Reorganization, a “Change in Control” shall refer solely to Ingersoll-Rand plc.

NOW THEREFORE, the Plan is hereby amended, effective July 1, 2009, as set forth below:

1. Section 2.05 of the Plan, “Change in Control”, is hereby amended by adding the following to the end thereof:

“Further notwithstanding the foregoing provisions of this Section 2.05, or any other provision in this Plan or the Company’s Incentive Stock Plans of 1995 and 1998, as amended, or the Ingersoll-Rand Company Limited Incentive Stock Plan of 2007, none of the transactions contemplated by the Irish Reorganization that are undertaken by (i) Ingersoll-Rand Company Limited or its affiliates prior to, or as of, the effective date of the Irish Reorganization or (ii) Ingersoll-Rand plc or its affiliates on and after the effective date of the Irish Reorganization shall trigger, constitute or be deemed a ‘Change in Control.’ On and after the effective date of the Irish Reorganization, the term ‘Change in Control’ shall refer solely to a ‘Change in Control’ of Ingersoll-Rand plc.”

2. Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effective and are hereby ratified in all respects.

IN WITNESS WHEREOF, the Company has had its duly authorized representative sign this Amendment as of July 1, 2009

INGERSOLL-RAND COMPANY

By:	/s/ Barbara A. Santoro
Name:	Barbara A. Santoro
Title:	Vice President & Secretary

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